SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTO N, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

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                           SPECTRASITE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                  56-2027322
(State of Incorporation or Organization)       (IRS Employer Identification)

                         8000 REGENCY PARKWAY, SUITE 570
                           CARY, NORTH CAROLINA 27511
               (Address of Principal Executive Offices) (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_].

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-84857

     Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                         Name Of Each Exchange on Which
   To Be So Registered                         Each Class Is To Be Registered

         NONE.                                 NONE.



     Securities to be registered pursuant to Section 12(g) of the Act:

                         Common stock, par value $0.001



          This registration statement contains a total of three pages.

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Item 1.  Description of Securities to be Registered.

     A description of the common stock to be registered by this Form, including the information required by Item 202 of Regulation S-K, is to be found in SpectraSite Holdings, Inc.'s prospectus filed pursuant to Rule 424(b)(3) filed with the Securities and Exchange Commission on August 12, 1999 to its Form S-4 Registration Statement, No. 333-84857, as supplemented on August 20, 1999. That description is incorporated herein by reference. In addition, the stockholders of SpectraSite have executed a written consent to increase the authorized shares of SpectraSite common stock to 300,000,000.


Item 2.  Exhibits.

     2.1 Agreement and Plan of Merger, dated as of February 10, 1999 (the "Nextel Merger Agreement"), among NextelCommunications, Inc., Tower Parent Corp., Tower Merger Vehicle, Inc., Tower Asset Sub, Inc., SpectraSite Holdings, Inc., SpectraSite Communications, Inc. and SHI Merger Sub, Inc. (incorporated by reference to exhibit 2.1 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043)

     2.2 Amendment No. 1 to the Nextel Merger Agreement (incorporated by reference to exhibit 2.2 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043)

     2.3 Agreement and Plan of Merger among Westower Corporation, SpectraSite Holdings, Inc. and W. Acquisition Corp., dated as of May 15, 1999 (incorporated by reference to exhibit 2.3 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043)

     3.1  Amended Bylaws of SpectraSite Holdings, Inc.

     3.8 Bylaws of Integrated Site Development, dated as of April 25, 1999 (incorporated by reference to exhibit 3.8 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043)

     3.9 Amended and Restated Certificate of Incorporation of SpectraSite Holdings, Inc. (Incorporated by reference to exhibit 3.9 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043)

     4.1 Indenture, dated as of June 26, 1998, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as trustee (incorporated by reference to exhibit 4.1 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043)

     4.2 First Supplemental Indenture, dated as of March 25, 1999 (incorporated by reference to exhibit 4.2 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043)

     4.3 Indenture, dated as of April 20, 1999, between SpectraSite Holdings, Inc. and United States Trust Company of New York, as trustee (incorporated by reference to exhibit 4.3 of the SpectraSite's Form S-4 Registration Statement, No. 333-67043)

     10.1 Credit Agreement, dated April 20, 1999, by and among the SpectraSite Holding, Inc., SpectraSite Communications, Inc., CIBC Oppenheimer Corp., Credit Suisse First Boston Corporation and other parties thereto


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.


                                               SPECTRASITE HOLDINGS, INC.



DATE: August 31, 1999                          BY: /s/ David P. Tomick
                                                   --------------------
                                                   David P. Tomick
                                                   Chief Financial Officer